DANZIGER & HOCHMAN CHARTERED ACCOUNTANTS
  202 Bentworth Avenue
Toronto, Ontario
M6A 1P8

Tel 416-730-8050
Fax 416-730-8382
www.danzigerhochman.ca
info@danzigerhochman.ca

August 26, 2005

Board of Directors
Astris Energi Inc.
2175-6 Dunwin Drive
Mississauga, Ontario, Canada
L5L 1X2

Dear Sirs:

We hereby consent to the incorporation in this Registration Statement on Form F-3 of our report dated April 26, 2005, appearing in Astris Energi Inc.’s Annual Report on Form 20-F for the year ended December 31, 2004.

Yours very truly,

DANZIGER & HOCHMAN

/s/ Gary Cilevitz

Gary Cilevitz

GC/ekm